Exhibit 99.2

Nerdy Announces Third Quarter 2024 Financial Results

Nerdy delivers revenue of $37.5 million in the third quarter, while also enabling access to the Varsity Tutors for Schools platform for 1.1 million students; bringing the total to 4.4 million students.

Nerdy reports a non-GAAP adjusted EBITDA loss of $14.0 million, above our guidance of a non-GAAP adjusted EBITDA loss of $17.0 million to negative $19.0 million.

St. Louis, November 7, 2024 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the third quarter ended September 30, 2024.

“During the third quarter, Nerdy continued to make progress against the primary goals we laid out for the year, including: scaling the winning product for every Learner, expanding the number of Learners we can impact, and laying the foundation to deliver profitable growth.” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc. “We delivered product enhancements that are both increasing engagement and improving the quality and reliability of live learning delivered on our platform that expand our reach and the number of learners we can positively impact. Looking ahead, we continue to believe that the growing awareness and recognition that high-dosage tutoring is the most effective way to accelerate learning provides us with confidence in the demand for live tutoring in the years ahead.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q3 Shareholder Letter on the Quarterly Results Page.

Financial and Operating Highlights

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Revenue In Line with Expectations – In the third quarter, Nerdy delivered revenue of $37.5 million, near the top of our guidance range of $35-38 million, and represented a decrease of 7% year-over-year from $40.3 million during the same period in 2023. Revenue declined primarily due to lower ARPM in our Consumer business. ARPM was lower due to a higher mix of lower frequency Learning Memberships when compared to the prior year period.

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Learning Memberships – Revenue recognized in the third quarter from Learning Memberships was $31.4 million and represented 84% of total Company revenue. There were 39.7K Active Members as of September 30, 2024.

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Institutional – In the third quarter, Institutional delivered revenue of $5.4 million and represented 14% of total revenue. Varsity Tutors for Schools executed 117 contracts, yielding $8.5 million of bookings. Our strategy to introduce school districts to the platform and ultimately convert them to our fee-based offerings, started to bear fruit in the third quarter with 32% of paid contracts and 22% of total bookings value coming from school district partners who initially partnered with Varsity Tutors for Schools via free access to our platform and subsequently converted to our paid offerings.

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Gross Margin – Gross margin was 70.5% for the three months ended September 30, 2024, compared to a gross margin of 72.4% during the comparable period in 2023. The decrease in gross margin was primarily due to lower ARPM coupled with higher utilization of tutoring sessions across Learning Memberships in our Consumer business, partially offset by lower seasonal utilization of our access-based products in our Institutional business.

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Adjusted EBITDA Loss Beats Guidance Range – Net loss was $25.0 million in the third quarter versus a net loss of $20.6 million during the same period in 2023. Excluding non-cash stock compensation expenses, transaction costs, restructuring costs, and mark-to-market derivative adjustments, which were treated as adjustments for non-GAAP measures, non-GAAP adjusted net loss was $15.1 million for the third quarter of 2024 compared to a non-GAAP adjusted net loss of $9.1 million in the third quarter of 2023. We reported a non-GAAP adjusted EBITDA loss of $14.0 million, above our guidance of negative $17.0 million to negative $19.0 million in non-GAAP adjusted EBITDA. This compares to a non-GAAP adjusted EBITDA loss of $8.2 million in the same period one year ago. Non-GAAP adjusted EBITDA improvements relative to guidance were primarily driven by lower sales and marketing spend, operating efficiency gains, and diligent cost control. Compared to last year, Non-GAAP adjusted EBITDA was lower primarily due to investments in the Varsity Tutors for Schools sales organization and product development to drive innovation and support our growth.

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Operating Cash Flow and Liquidity – Negative operating cash flow was $3.1 million in the third quarter of 2024 compared to negative operating cash flow of $4.8 million in the same period last year. Investments in our Institutional sales organization and product development to drive innovation and support our continued growth were offset by favorable changes in working capital. With no debt and $65.0 million of cash on our balance sheet, we believe we have ample liquidity to fund the business and pursue growth initiatives.

Fourth Quarter and Full Year 2024 Outlook – We are providing fourth quarter and updating full year revenue and adjusted EBITDA guidance.

-	Revenue Guidance: For the fourth quarter of 2024, we expect revenue in a range of $44 to $47 million. For the full year, we expect revenue in a range of $186 to $189 million.

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Non-GAAP Adjusted EBITDA Guidance: For the fourth quarter of 2024, we expect adjusted EBITDA in a range of negative $7 million to negative $10 million. For the full year, we expect adjusted EBITDA in a range of negative $23 million to negative $26 million.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call to discuss its financial results on Thursday, November 7, 2024 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-470-1428. International callers can dial 1-404-975-4839. The Access Code is 292021.

A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until November 14, 2024 by dialing 1-866-813-9403 from the U.S. or 1-929-458-6194 from all other locations, and entering the Access Code: 587079.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Contact

Investor Relations

investors@nerdy.com

Forward-looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to enhancing the Learning Membership experience; continued improvements in sales and marketing leverage; gross margin and operating leverage; the growth of our Institutional business; changes to our marketplace infrastructure systems; simplifying our operations model while growing our business; the sufficiency of our cash to fund future operations; and our anticipated fourth quarter and full year 2024 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” and “may,” and similar statements of a future or forward-looking nature.

The information included herein and in any oral statements made in connection herewith may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our expectations with respect to: the guidance with respect to our financial performance; continued improvements in sales and marketing leverage; the growth of our Institutional business; simplifying our operations model while growing our business; and the sufficiency of our cash to fund future operations. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our ability to acquire and retain customers, operate, and scale up our Consumer and Institutional businesses; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 27, 2024, as well as other filings that we may make from time to time with the SEC.